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                                                                    EXHIBIT 10.1

                             REINSURANCE AGREEMENT
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                             REINSURANCE AGREEMENT

                                  between the

            NORTHBROOK LIFE INSURANCE COMPANY, Northbrook, Illinois
                           (hereinafter "NORTHBROOK")

                                      and

             ALLSTATE LIFE INSURANCE COMPANY, Northbrook, Illinois
                            (hereinafter "ALLSTATE")


                                   Article I

                              BASIS OF REINSURANCE
                              --------------------

1. One-hundred percent (100%) of the net benefits (defined in Article II, Paragraph 1), under all eligible policies (defined in Schedule A) of NORTHBROOK, will be reinsured with ALLSTATE.

2. This reinsurance will be ceded to ALLSTATE on an automatic coinsurance basis.

3. In no event will reinsurance under this Agreement be in force unless the corresponding policy issued by NORTHBROOK or the reinsurance accepted by NORTHBROOK is in force.

                                   Article II

                              REINSURANCE BENEFITS
                              --------------------

1.  Net benefits are defined as follows:

    (a) For a policy issued directly by NORTHBROOK and reinsured under this Agreement, net benefits are the actual amounts payable by NORTHBROOK to the policyholder, less any amounts payable to NORTHBROOK by another reinsurer with respect to the policy. These payments include death benefits, endowment benefits, annuity benefits, disability benefits, benefits under A & H policies, surrender benefits and payments on supplementary contracts with and without life contingencies.

    (b) For policies reinsured by NORTHBROOK and retroceded under this Agreement, net benefits are the actual amounts payable by
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          NORTHBROOK to the ceding company with respect to the policy reinsured by NORTHBROOK. These payments will include commissions and expense allowances on reinsurance accepted.

2. With respect to policies issued directly or reinsured by NORTHBROOK on or prior to the Effective Date of this Agreement, ALLSTATE's liability for net benefits will begin on the first day following the Agreement's Effective Date. This liability will include net benefits incurred on or prior to the Effective Date of this Agreement, but not paid until after the Agreement's Effective Date.

3. With respect to policies issued directly or reinsured by NORTHBROOK after the Effective Date of this Agreement, ALLSTATE's liability for net benefits will begin simultaneously with that of NORTHBROOK and will include any liability NORTHBROOK may incur as a result of a Temporary Insurance Agreement or Conditional Receipt issued in conjunction with a policy subject to this Agreement.

4. ALLSTATE's liability under this Agreement will continue as long as NORTHBROOK remains liable on the underlying coverage, and will terminate simultaneously with NORTHBROOK's termination of liability.

                                  Article III

                               RESERVE TRANSFERS
                               -----------------

1. On or before the Effective Date of this Agreement, NORTHBROOK shall pay to ALLSTATE one million dollars ($1,000,000) in cash.

2. Within one-hundred and eighty (180) days following the Effective Date of this Agreement, NORTHBROOK shall pay to ALLSTATE assets with statutory book value equal to (a) less (b), where (a) and (b) are as defined below. NORTHBROOK shall also pay to ALLSTATE interest on this amount; such amount being equal to the sum of (c) and (d), as defined below.

     (a) Net statutory reserves determined as the portion of the following items (i) through (viii), minus items (ix) through (xi) attributable to the policies (or portion of such policies) ceded to ALLSTATE under this Agreement. The applicable portion of these items will be calculated as of the Effective Date of this Agreement and will be based on the corresponding items from NORTHBROOK's General Account statutory financial statement as filed with the Illinois Insurance Department.

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
ITEM      NAIC STATEMENT REFERENCE*        DESCRIPTION
----      -------------------------        -----------

(i)       Page 3, Line 1                   Aggregate reserve for life
                                           policies and contracts

(ii)      Page 3, Line 2                   Aggregate reserve for A & H
                                           policies and contracts

(iii)     Page 3, Line 3                   Supplementary contracts
                                           without life contingencies

(iv)      Page 3, Lines 4.1 & 4.2          Policy and contract claims

(v)       Page 3, Line 9                   Premium and annuity
                                           considerations received in
                                           advance

(vi)      Page 3, Lines 10.1, 10.2 & 10.3  Liability for premiums and other deposit funds

(vii)     Page 3, Lines 11.1, 11.2 & 11.3  Policy and contract liabilities not included elsewhere

(viii)    Page 3, Line 15                  Cost of collection on premiums
                                           and annuity considerations
                                           deferred and uncollected in
                                           excess of total loading

(ix)      Page 2, Lines 11.1, 11.2 & 11.3  Reinsurance ceded (amounts due)

(x)       Page 2, Line 14                  Life insurance premiums and
                                           annuity considerations deferred
                                           and uncollected

(xi)      Page 2, Line 15                  Accident and health premiums
                                           due and unpaid

-----------------------
     /*/ References herein are to the 1986 NAIC Statutory Statement. Appropriate adjustment will be made for changes, if any, in the NAIC Statutory Statement on or after the Effective Date.

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     (b)  The amount transferred under Article III, Paragraph 1.

     (c) All interest payments, dividend payments and mortgage payments received by NORTHBROOK, between the Effective Date of this Agreement and the date of asset transfer, on the assets transferred.

     (d) Interest on cash transferred at an effective rate of six percent (6%) per annum, compounded daily, from the Effective Date of this Agreement to the date of asset transfer.

3. Within sixty (60) days following the filing of ALLSTATE's 1987 Federal Income Tax return, NORTHBROOK shall pay to ALLSTATE assets with statutory book value equal to 0.4 x [(a)-(b)], where (a) and (b) are as defined below.

     (a) Net statutory reserves on the Effective Date of this Agreement as calculated under Article III, Paragraph 2, Item (a).

     (b) Net tax reserves on the Effective Date of this Agreement for the items listed in Article III, Paragraph 2, Item (a), as revalued for purposes of calculating the 1987 Federal Income Tax liability.

4. Within ninety (90) days following the recapture by NORTHBROOK of any business ceded to another reinsurer, NORTHBROOK shall pay to ALLSTATE assets with statutory book value equal to (a)x[1+(b)(c)/365], where (a) through (c) are as defined below.

     (a)  Net Statutory reserves, as defined in Article III, Paragraph 2, Item
          (a), attributable to the policies so recaptured. The applicable portion of these items will be calculated as of the end of the month following the date of recapture.

     (b) The annual rate of interest appearing on NORTHBROOK's General Account statutory financial statement (NAIC Statement Reference/**/: Exhibit 2, Line 8) as filed with the Illinois Insurance Department as of the end of the calendar year immediately preceding the date of recapture.

-----------------------
     /**/ References herein are to the 1986 NAIC Statutory Statement. Appropriate adjustments will be made for changes, if any, in the NAIC Statutory Statement on or after the Effective Date.

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     (c)  The number of days between the end of the month following the date of recapture and the date when payment is made.

5. Within sixty (60) days following the filing of an Allstate Federal Income Tax return for a year in which there was a recapture by NORTHBROOK of any business ceded to another reinsurer, NORTHBROOK shall pay to ALLSTATE assets with statutory book value equal to the product of the then current Federal Income Tax rate applicable to ALLSTATE and the amount (a)-(b), where (a) and (b) are as defined below.

     (a)  Net Statutory reserves, as defined in Article III, Paragraph 2, Item
          (a), attributable to the policies so recaptured. The applicable portion of these items will be calculated as of the end of the calendar year following the date of recapture.

     (b) Net tax reserves for the items listed in Article III, Paragraph 2, Item (a), attributable to the policies so recaptured and as revalued for purposes of calculating ALLSTATE's Federal Income Tax liability. The applicable portion of these items will be calculated as of the end of the calendar year following the date of recapture.

                                   Article IV

                              MONTHLY SETTLEMENTS
                              -------------------

1. Within thirty (30) days following the end of each calendar month in which this Agreement is in effect, NORTHBROOK shall pay to ALLSTATE, with respect to eligible policies under this Agreement, a reinsurance premium equal to (or the accounting equivalent of) the sum Items (a) and (b) below less the sum of Items (c), (d) and (e) below.

     (a) Gross premiums (direct and reinsurance assumed) collected by NORTHBROOK during the month.

     (b) Reserves transferred from a NORTHBROOK Separate Account to the NORTHBROOK General Account during the month.

     (c) Gross premiums refunded by NORTHBROOK during the month to policyholders.

     (d) Reserves transferred from the NORTHBROOK General Account to a NORTHBROOK Separate Account during the month.

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     (e)  Reinsurance premiums paid by NORTHBROOK during the month to reinsurers other than ALLSTATE.

2. Within thirty (30) days following the end of each calendar month in which this Agreement is in effect, ALLSTATE shall pay to NORTHBROOK a benefit and expense allowance equal to (or the accounting equivalent of) the sum of Items (a), (b), (c) and (d) below.

     (a) Net benefits (as defined in Article II, Paragraph 1) paid by NORTHBROOK during the month with respect to the policies ceded under this Agreement.

     (b) Commissions and other sales compensation incurred by NORTHBROOK during the month with respect to the policies ceded under this Agreement.

     (c) General insurance expenses incurred by NORTHBROOK during the month with respect to the policies ceded under this Agreement.

     (d) Insurance taxes, licenses and fees (excluding Federal Income Tax) incurred by NORTHBROOK during the month with respect to the policies ceded under this Agreement.

                                   Article V

                                   OVERSIGHTS
                                   ----------

ALLSTATE shall be bound as NORTHBROOK is bound, and it is expressly understood and agreed that if failure to reinsure or failure to comply with any terms of this Agreement is shown to be unintentional and the results of misunderstanding or oversight on the part of either NORTHBROOK or ALLSTATE, both NORTHBROOK and ALLSTATE shall be restored to the positions they would have occupied had no such error or oversight occurred.

                                   Article VI

                                 POLICY CHANGES
                                 --------------

If any change is made in coverage reinsured under this Agreement, NORTHBROOK shall notify ALLSTATE.

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                                  Article VII

                                   RECAPTURE
                                   ---------

1. If a policy reinsured under this Agreement becomes ineligible for reinsurance (as specified in Schedule A), the policy will be immediately recaptured by NORTHBROOK.

2.   NORTHBROOK shall notify ALLSTATE of any such recapture.

3. Upon receiving notice of recapture, ALLSTATE shall pay to NORTHBROOK an amount equal to the net statutory reserves associated with the recaptured policy. This amount will be determined in accordance with the formula defined in Article III, Paragraph 2, Item (a), as of the end of the month following the date of recapture.

                                   Article VIII

                             INSPECTION OF RECORDS
                             ---------------------

NORTHBROOK and ALLSTATE shall have the right, at any reasonable time, to examine at the office of the other, any books, documents, reports or records which pertain in any way to the policies reinsured under this Agreement.

                                   Article IX

                                   INSOLVENCY
                                   ----------

1. In the event of the insolvency of NORTHBROOK, reinsurance hereunder is payable by ALLSTATE on the basis of its liability hereunder without diminution because of the insolvency of NORTHBROOK.

2. Further, in the event of the insolvency of NORTHBROOK, the liquidator, receiver or statutory successor of the insolvent NORTHBROOK shall give written notice to ALLSTATE of the pendency of an obligation of the insolvent NORTHBROOK on any policy reinsured, whereupon ALLSTATE may investigate such claim and interpose at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to NORTHBROOK or its liquidator or statutory successor. The expense thus incurred by ALLSTATE shall be chargeable, subject to court approval, against the insolvent NORTHBROOK as part of the expenses of liquidation to the extent of a proportionate share of the benefit

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     which may accrue to NORTHBROOK solely as a result of the defense undertaken by ALLSTATE.

3. All monies due NORTHBROOK or ALLSTATE under this Agreement shall be offset against each other, dollar for dollar, regardless of any insolvency of either party.


                                   Article X

                                  ARBITRATION
                                  -----------

Any dispute arising with respect to this Agreement which is not settled by mutual agreement of the parties shall be referred to arbitration. Within twenty
(20) days from receipt of written notice from one party that an arbitrator has been appointed, the other party will also name an arbitrator. The two arbitrators will choose a third arbitrator and will forthwith notify the contracting parties of such choice. Each arbitrator should be a present or former officer of a life insurance company and should have not present or past affiliation with this Agreement or with either party. The arbitrators will consider this Agreement as an honorable engagement rather than merely as a legal obligation, and will be relieved of all judicial formalities. The decision of the arbitrators will be final and binding upon the parties hereto. Each party shall bear the expenses of its own arbitrator and shall jointly and equally bear the expenses of the third arbitrator and of the arbitration. Any such arbitration will take place at the Home Office of NORTHBROOK, unless some other location is mutually agreed upon.


                                   Article XI

                              PARTIES TO AGREEMENT
                              --------------------

This Agreement is solely between NORTHBROOK and ALLSTATE. The acceptance of reinsurance hereunder does not create any right or legal relation whatever between ALLSTATE and any party in interest under any policy reinsured hereunder. NORTHBROOK shall be and remain solely liable to any insured, contract owner, or beneficiary under any policy reinsured hereunder.

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                                  Article XII

                             DURATION OF AGREEMENT
                             ---------------------

This Agreement will be effective as of December 31, 1987, and will be unlimited as to its duration; provided, however, it may be terminated with respect to the reinsurance of new business by either party giving sixty (60) days prior written notice of termination to the other party.


IN WITNESS HEREOF, the parties to this Agreement have caused it to be duly executed in duplicate by their respective officers on the date shown below.


NORTHBROOK LIFE INSURANCE COMPANY of Northbrook, Illinois


By     /s/  James D. Clements
       -------------------------------

Title  Assistant Vice President, Assistant Secretary and
       Assistant General Counsel

Date   October 20, 1987




ALLSTATE LIFE INSURANCE COMPANY of Northbrook, Illinois


By     /s/ Joseph A. Haas
       -------------------------------
Title  Vice President and Controller

Date   October 20, 1987



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